Ventures-National Incorporated
July ___, 2003
Page 1





                                                                   July 24, 2003

Ventures-National Incorporated
dba Titan General Holdings, Inc.
44358 Old Warm Springs Blvd.
Fremont, California 94538-6148

Attention: Robert E. Ciri, Chairman

Gentlemen:

         I am pleased to set forth the terms of the retention of Mr. Victor Nostas (the "Consultant") by Ventures-National Incorporated, a Utah corporation dba Titan General Holdings, Inc. (collectively with its affiliates, the "Company").

         1. The Consultant will assist the Company as a nonexclusive financial advisor and agent in connection with the introduction of the Company to the financial, brokerage, and private equity communities. In connection with the Consultant's activities on the Company's behalf, the Consultant will familiarize itself with the business, operations, properties, financial condition and prospects of the Company.

         2. In connection with the Consultant's activities on the Company's behalf, the Company will cooperate with the Consultant and will furnish the Consultant with all information and data concerning the Company (the "Information") which the Consultant deems appropriate and will provide the Consultant with access to the Company's officers, directors, employees, independent accountants, and legal counsel. The Company represents and warrants that all Information made available to the Consultant by the Company will, at all times during the period of engagement of the Consultant hereunder, be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which such statements are made. The Company further represents and warrants that any projections provided by it to the Consultant will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable. The Company acknowledges and agrees that, in rendering its services hereunder, the Consultant will be using and relying on the Information without independent verification thereof by the Consultant or independent appraisal by the Consultant of any of the Company's assets. The Consultant does not assume responsibility regarding the Company . Any advice rendered by the Consultant pursuant to this Agreement may not be disclosed publicly without the Company's prior written consent.


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Ventures-National Incorporated
July ___, 2003
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         3. In  consideration  of its services  pursuant to this Agreement,  the
Consultant shall be entitled to receive, and the Company agrees that the Consultant shall receive, from the Company 30,000 shares of common stock of the Company.

         4. In addition to the fees described in Paragraph 3 above, the Company agrees to promptly reimburse the Consultant, upon request from time to time, for all out-of-pocket expenses incurred by the Consultant (including fees and disbursements of counsel, and of other consultants and advisors retained by the Consultant) in connection with the matters contemplated by this Agreement, provided, however, that such expenses are consented to in advance by the Company and its Chairman.

         5. The Company agrees to indemnify the Consultant in accordance with the indemnification provisions (the "Indemnification Provisions") attached to this Agreement, which Indemnification Provisions are incorporated herein and made a part hereof.

         6. The Company may terminate this Agreement at any time upon 30 days' prior written notice, without liability or continuing obligation, except as set forth in this paragraph. The Consultant may terminate this Agreement at any time after 180 days from the date of this Agreement on 30 day's prior written notice without liability or continuing obligation, except as set forth in this paragraph. Neither termination of this Agreement nor completion of the assignment contemplated hereby shall affect: (i) any compensation earned by the Consultant up to the date of termination or completion, as the case may be, (ii) the reimbursement of expenses incurred by the Consultant up to the date of termination or completion, as the case may be, (iii) the provisions of Paragraphs 3 through 8 of this Agreement and (iv) the attached Indemnification Provisions which are incorporated herein, all of which shall remain operative and in full force and effect.

         7. The validity and interpretation of this Agreement shall be governed by the laws of the State of California applicable to agreements made and to be fully performed therein. The Company irrevocably submits to the jurisdiction of any court of the State of California located in either Orange county or Los Angeles county California or the United States District Court located in either Orange county or Los Angeles county California for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated hereby, which is brought by or against the Company and (i) hereby irrevocably agrees that all claims in respect of any such suit, action, or proceeding may be heard and determined in any such court and (ii) to the extent that the Company has acquired, or hereafter may acquire, any immunity from jurisdiction of any such court or from any legal process therein, the Company hereby waives, to the fullest extent permitted by law, such immunity. The Company hereby waives, and agrees not to assert in any such suit, action, or proceeding, in each case, to the fullest extent permitted by applicable law, any claim that (a) the Company is not personally subject to the jurisdiction of any such court, (b) the Company is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution, or otherwise) with respect to the Company's property or (c) any such suit, action, or proceeding is brought in an inconvenient forum.


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Ventures-National Incorporated
July ___, 2003
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         8.  The  benefits  of this  Agreement  shall  inure  to the  respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

         9. For the convenience of the parties hereto, any number of counterparts of this Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement. This Agreement may not be modified or amended except in writing signed by the parties hereto.



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Ventures-National Incorporated
July ___, 2003
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         If the foregoing  correctly sets forth our  Agreement,  please sign the enclosed copy of this letter in the space provided and return it to me.

                                              Very truly yours,



                                              Victor Nostas


Confirmed and Agreed to:
this _______ day of July __, 2003

VENTURES-NATIONAL INCORPORATED
dba TITAN GENERAL HOLDINGS, INC.


By:
    --------------------------------
    Name:  Robert E. Ciri
    Title: Chairman


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Ventures-National Incorporated
July ___, 2003
Page 5

                           INDEMNIFICATION PROVISIONS



         Ventures-National Incorporated, a Utah corporation dba Titan General Holdings, Inc. (the "Company"), agrees to indemnify and hold harmless the Victor Nostas ("the Consultant"), against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses, and disbursements (and any and all actions, suits, proceedings, and investigations in respect thereof and any and all legal and other costs, expenses, and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation the costs, expenses, and disbursements, as and when incurred, of investigating, preparing, or defending any such action, suit, proceeding, or investigation (whether or not in connection with litigation in which the Consultant is a party), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with the Consultant's acting for the Company, including, without limitation, any act or omission by the Consultant in connection with its acceptance of or the performance or non-performance of its obligations under the letter agreement dated July 24, 2003, between the Consultant and the Company, as it may be amended from time to time (the "Agreement"); provided, however, such indemnity agreement shall not apply to any portion of any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense, or disbursement to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of the Consultant. The Company also agrees that the Consultant shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of the Consultant, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the Consultant's gross negligence or willful misconduct.

         These Indemnification Provisions shall be in addition to any liability which the Company may otherwise have to the Consultant or the persons indemnified below in this sentence and shall extend to the following: the Consultant, its affiliated entities, directors, officers, employees, legal counsel, agents, and controlling persons (within the meaning of the federal securities laws). All references to the Consultant in these Indemnification Provisions shall be understood to include any and all of the foregoing.

         If any action, suit, proceeding, or investigation is commenced, as to which the Consultant proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by the Consultant to notify the Company shall not relieve the Company from its obligations hereunder. The Consultant shall have the right to retain counsel of its own choice to represent it, and the Company shall pay the reasonable fees, expenses, and disbursements of such counsel; and such counsel shall, to extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against the Consultant made with the Company's written

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Ventures-National Incorporated
July ___, 2003
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consent,  which consent shall not be  unreasonably  withheld.  The Company shall not, without the prior written consent of the Consultant, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise, or consent includes, as an unconditional term thereof, the giving by the claimant to the Consultant of an unconditional release from all liability in respect of such claim.

         In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these Indemnification Provisions is made, but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and the Consultant, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses, and disbursements to which the indemnified persons may be subject in accordance with the relative benefits received by the Company, on the one hand, and the Consultant, on the other hand, and also the relative fault of the Company, on the one hand, and the Consultant on the other hand, in connection with the statements, acts, or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses, or disbursements and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is no also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, the Consultant shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by the Consultant pursuant to the Agreement.

         Neither termination nor completion of the engagement of the Consultant referred to above shall affect these Indemnification Provisions which shall then remain operative and in full force and effect.